UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Clayton Williams Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2396863
(State of incorporation or organization)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas 79705-5510

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.10 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:    Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement on Form 8-A is filed with the Securities and Exchange Commission in connection with the Registrant’s transfer of its listing of common stock from the NASDAQ Global Select Market to the New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock of Clayton Williams Energy, Inc., a Delaware corporation (the “Registrant”), is incorporated herein by reference to the section set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-2 filed with the Securities and Exchange Commission on October 4, 1996 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, which description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Clayton Williams Energy, Inc.

	By:	/s/ Michael L. Pollard
	Name:	Michael L. Pollard
	Title:	Senior Vice President and Chief Financial Officer

Dated: December 20, 2013